EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333‑257461) of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of the Perficient, Inc. 401(k) Employee Savings Plan for the year ended December 31, 2022.

/s/ Armanino, LLP

St. Louis, Missouri
June 26, 2023